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                                                                            23.6

                                 ERNST & YOUNG

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 14, 1997, with respect to the Statement of Revenue and Certain Expenses of 527 Madison Avenue for the year ended December 31, 1996, included in the Current Report on Form 8-K/A Amendment No. 2 dated March 10, 1997, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young
Stanford, Connecticut
February 27, 1998